A.M. Castle & Co. ® A. M. Castle & Co. NYSE: CAS February 27, 2015 A. M. Castle & Co. Supplement: Q4 2014 Earnings Conference Call EX-8- EXHIBIT 99.2 1

A. M. Castle & Co. ® Forward Looking Statements Information provided and statements contained in this presentation that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this release and the company assumes no obligation to update the information included in this release. Such forward-looking statements include, but are not limited to, statements concerning our possible or assumed future results of operations, and our expectations and estimates relating to restructuring activities, including restructuring charges and timing of cash payments related thereto, and operational flexibility, savings, and efficiencies from such restructuring actions. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “goal,” “plan,” “should,” or similar expressions. These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. For a further description of these risk factors, see the risk factors identified in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2013. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except as required by the federal securities laws, we do not have any obligations or intention to release publicly any updates or revisions to any forward-looking statements to reflect events or circumstances in the future, to reflect the occurrence of unanticipated events or for any other reason. EX-9- 2

A. M. Castle & Co. ® This presentation includes non-GAAP financial measures to assist the reader in understanding our business. The non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with U. S. GAAP (“GAAP”).  However, we believe that non-GAAP reporting, giving effect to the adjustments shown in the reconciliation contained in the appendix to this presentation, provides meaningful information and therefore we use it to supplement our GAAP guidance. Management often uses this information to assess and measure the performance of our business. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations and to assist with period-over-period comparisons of such operations. The exclusion of the charges indicated herein from the non-GAAP financial measures presented does not indicate an expectation by the Company that similar charges will not be incurred in subsequent periods. In addition, the Company believes that the use and presentation of EBITDA, which is defined by the Company as income before provision/benefit for income taxes plus depreciation and amortization, and interest expense, less interest income, is widely used by the investment community for evaluation purposes and provides the investors, analysts and other interested parties with additional information in analyzing the Company’s operating results. EBITDA should not be considered as an alternative to net income or any other item calculated in accordance with U.S. GAAP, or as an indicator of operating performance. Our definition of EBITDA used here may differ from that used by other companies. Adjusted non-GAAP net income and adjusted EBITDA, which are defined as reported net income and EBITDA adjusted for non-cash items and items which are not considered by management to be indicative of the underlying results, are presented as the Company believes the information is important to provide investors, analysts and other interested parties additional information about the Company’s financial performance. Management uses EBITDA, adjusted non-GAAP net income and adjusted EBITDA to evaluate the performance of the business. The financial information herein contains information generated from audited financial statements and unaudited information and has been prepared by management in good faith and based on data currently available to the Company. Regulation G & Other Cautionary Notes EX-10- 3

A. M. Castle & Co. ® Key Metrics EX-11- 4 1 Non-GAAP information. Refer to reconciliation in the Appendix. Q4'14 Metals Segment Sales Price and Volume Trends % Change from Q4'13 % Change from Q3'14 Average Selling price per Ton Sold (1.2)% (1.2)% Tons Sold 3.2% (3.5)% Gross Material Margin and Adjusted Operating Expense Margin Comparisons Q4'14 Q4'13 Q3'14 Gross Material Margin 1 21.4% 26.4% 24.9% Adjusted Operating Expense Margin 1 29.7% 29.7% 26.9%

Selected Results

SELECTED CONSOLIDATED RESULTS *(Unaudited - $ in thousands, except per share data)*	Three Months Ended December 31,				Year Ended December 31,			
		2014		2013		2014		2013
Net Sales	$	231,466	$	233,229	$	979,837	$	1,053,066
Metals	$	197,832	$	200,468	$	841,672	$	918,298
Plastics	$	33,634	$	32,761	$	138,165	$	134,768
Gross Material Margins[1]		21.4%		26.4%		23.8%		26.0%
Operating Expenses	$	69,372	$	69,583	$	332,268	$	289,530
Operating Expenses as a % of Net Sales		30.0%		29.8%		33.9%		27.5%
Operating Loss	$	(19,836)	$	(7,912)	$	(98,874)	$	(15,672)
Operating Loss as a % of Net Sales		-8.6%		-3.4%		-10.1%		-1.5%
Interest Expense, Net	$	10,560	$	12,693	$	40,548	$	43,148
EBITDA[2]	$	(14,300)	$	307	$	(69,462)	$	15,579
EBITDA as a % of Net Sales		-6.2%		0.1%		-7.1%		1.5%
Net Loss, as Reported	$	(39,080)	$	(12,630)	$	(134,701)	$	(33,962)
Net Loss per diluted share, as Reported	$	(1.67)	$	(0.54)	$	(5.77)	$	(1.46)
Adjusted Non-GAAP Net Loss[3]	$	(38,461)	$	(13,475)	$	(86,434)	$	(28,074)
Adjusted Non-GAAP Net Loss per diluted share	$	(1.64)	$	(0.58)	$	(3.70)	$	(1.21)

[1] Non-GAAP information. Refer to calculation in the Appendix.
[2] Earnings (loss) before interest, taxes and depreciation and amortization. Non-GAAP information. Refer to reconciliation in the Appendix.
[3] Non-GAAP net loss adjustments relate to unrealized (gains) losses on commodity hedges and restructuring activity for all periods presented and impairment of goodwill for the year ended December 31, 2014. All amounts are net of tax. Refer to reconciliation in the Appendix.
Note: A $56.2 million goodwill impairment charge is included in results for the year ended December 31, 2014.

A. M. Castle & Co. EX-12- 5

A. M. Castle & Co. ® Liquidity and Balance Sheet SELECTED CONSOLIDATED RESULTS (Unaudited - $ in thousands) Year Ended December 31, 2014 2013 Cash (Used in) From Operations $ (75,077) $ 74,385 Cash Paid for CapEx $ 12,351 $ 11,604 Avg Days Sales in Inventory 174 180 Avg Receivables Days Outstanding 52 51 NET DEBT TO TOTAL CAPITAL As of (Unaudited - $ in thousands) December 31, December 31, 2014 2013 Total Debt (net of unamortized discounts)1 $ 310,114 $ 245,996 Cash and Cash Equivalents 8,454 30,829 Total Debt less Cash and Cash Equivalents (“Net Debt”) $ 301,660 $ 215,167 Stockholders’ Equity 150,320 309,894 Total Debt plus Stockholders’ Equity (“Total Capital”) $ 460,434 $ 555,890 Net Debt to Total Capital 65.5% 38.7% 1 There were $59.2 million of cash borrowings outstanding under the revolving credit facility as of December 31, 2014 and no cash borrowings as of December 31, 2013. EX-13- 6

A. M. Castle & Co. ® APPENDIX EX-14- 7

SEC Regulation G Non-GAAP Reconciliation

Reconciliation of Adjusted Non-GAAP Net Loss to Reported Net Loss (Unaudited - $ in thousands, except per share data)	Three Months Ended December 31, 2014	Three Months Ended December 31, 2013	Year Ended December 31, 2014	Year Ended December 31, 2013
Net Loss, as reported	$ (39,080)	$ (12,630)	$ (134,701)	$ (33,962)
Restructuring Activity[1]	541	300	(2,960)	10,239
Impairment of Goodwill	—	—	56,160	—
Unrealized (Gains) Losses on Commodity Hedges	78	(208)	(1,256)	358
Tax Effect of Adjustments	—	(937)	(3,677)	(4,709)
Adjusted Non-GAAP Net Loss	$ (38,461)	$ (13,475)	$ (86,434)	$ (28,074)
Adjusted Non-GAAP Basic Loss Per Share	$ (1.64)	$ (0.58)	$ (3.70)	$ (1.21)
Adjusted Non-GAAP Diluted Loss Per Share	$ (1.64)	$ (0.58)	$ (3.70)	$ (1.21)

[1] Restructuring activity includes costs associated with the write-off of inventory included in cost of materials within the condensed consolidated statement of operations for the year ended December 31, 2013 and costs (gains) recorded to the restructuring activity line item within the condensed consolidated statements of operations for all periods presented.

Reconciliation of EBITDA and of Adjusted EBITDA to Net Loss (Unaudited - $ in thousands)	Three Months Ended December 31, 2014	Three Months Ended December 31, 2013	Year Ended December 31, 2014	Year Ended December 31, 2013
Net Loss	$ (39,080)	$ (12,630)	$ (134,701)	$ (33,962)
Depreciation and Amortization Expense	6,655	6,584	26,044	26,188
Interest Expense, Net	10,560	10,087	40,548	40,542
Loss on Extinguishment of Debt	—	2,606	—	2,606
Income Taxes	7,565	(6,340)	(1,353)	(19,795)
EBITDA	(14,300)	307	(69,462)	15,579
Non-GAAP Net Loss Adjustments[2]	619	92	51,944	10,597
Adjusted EBITDA	$ (13,681)	$ 399	$ (17,518)	$ 26,176

[2] Non-GAAP net loss adjustments relate to unrealized (gains) losses on commodity hedges and restructuring activity for all periods presented and impairment of goodwill for the year ended December 31, 2014. Refer to 'Reconciliation of Adjusted Non-GAAP Net Loss to Reported Net Loss' table above for additional information on these amounts.

A. M. Castle & Co. EX-15- 8

A. M. Castle & Co. ® SEC Regulation G Non-GAAP Reconciliation Reconciliation of Adjusted Operating Three Months Ended Year Ended Expenses to Operating Expenses December 31, September 30, December 31, (Unaudited - $ in thousands) 2014 2013 2014 2014 2013 Operating Expenses $ 69,372 $ 69,583 $ 60,877 $ 332,268 $ 289,530 Restructuring Activity in Operating Expenses (541) (300) 5,147 2,960 (9,003) Impairment of Goodwill — — — (56,160) — Adjusted Operating Expenses $ 68,831 $ 69,283 $ 66,024 $ 279,068 $ 280,527 Adjusted Operating Expense Margin - calculated as Adjusted Operating Expenses divided by Net Sales 29.7% 29.7% 26.9% 28.5% 26.6% Gross Material Margin Calculation Three Months Ended Year Ended (Unaudited - $ in thousands) December 31, September 30, December 31, 2014 2013 2014 2014 2013 Net Sales $ 231,466 $ 233,229 $ 245,469 $ 979,837 $ 1,053,066 Cost of Materials - exclusive of depreciation and amortization (181,930) (171,558) (184,417) (746,443) (779,208) Gross Profit $ 49,536 $ 61,671 $ 61,052 $ 233,394 $ 273,858 Gross Material Margin - calculated as Gross Profit divided by Net Sales 21.4% 26.4% 24.9% 23.8% 26.0% EX-16- 9

A.M. Castle & Co. ® A. M. Castle & Co. NYSE: CAS Thank You EX-17- 10